Exhibit 1.01

Energy Recovery Inc.

Conflict Minerals Report

For The Calendar Year Ended December 31, 2015

Introduction

For the year ended December 31, 2015, Energy Recovery, Inc. (the “Company”, “Energy Recovery”, “our”, “us”, or “we”) in good faith, has conducted a reasonable country of origin inquiry (“RCOI”) of our suppliers using the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”). The scope of the survey was to determine whether any of the conflict minerals as defined in Section 1502(c)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”) as defined by the Act. The conflict minerals include columbite-tantatlite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (“3TG metals”).

Based on the analysis of our products and suppliers, we concluded that some of our products contain one or more of the 3TG metals and that these metals are necessary to the product’s functionality or production. Consequently, the products we manufacture are subject to the reporting obligations of Rule 13p-1 of the Securities Exchange Act of 1934.

Company Overview:

Energy Recovery, Inc. is an energy solutions provider to industrial fluid flow markets worldwide. We make industrial processes more operating and capital expenditure efficient. Our solutions convert wasted pressure energy into a reusable asset and preserve or eliminate pumping technology in hostile processing environments. Our solutions are marketed and sold in fluid flow markets, such as water, oil & gas and chemical processing, under the trademarks ERI®, PX®, Pressure Exchanger®, PX Pressure Exchanger®, AT™, AquaBold™, VorTeq™, IsoBoost®, and IsoGen®. Our solutions are developed in whole or in part, in the United States of America (“U.S.”), as well as other locations internationally.

Product Overview

Based on our analysis of our products, we concluded that adapters, spiral rings, nuts, pump bases, fittings, and connectors used in our AquaBold™ pumps and other pumps and turbocharges contain hastelloy and/or welded carbon steel. These metals contain the 3TG metal tin.

Our Conflict Minerals Policy

We are committed to complying with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and plan to procure our products from conflict-free sources. We have considered the rule’s requirements along with related guidance from the Organization for Economic Cooperation and Development (the “OECD”), and we expect our suppliers to comply with the Code of Conduct of the Electronic Industry Citizen Coalition (“EICC”) and conduct their businesses in alignment with our expectations of supply chain responsibility.

In support of this policy, we:

•

Exercise due diligence with suppliers of products containing or expected to contain conflict minerals consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and encourage our suppliers to do likewise with their suppliers.

•

Provide, and expect our suppliers to cooperate in providing, due diligence information to confirm that the tantalum, tin, tungsten, and gold in our supply chain are procured from conflict-free sources.

•	Collaborate with our suppliers and others on industry-wide solutions to enable products that are DRC conflict-free.

Reasonable Country of Origin Inquiry

With the assistance of a third party service provider, Assent Compliance (the “Vendor”), we conducted a good faith RCOI regarding the 3TG metals in materials, components, and finished goods supplied to us, including the steps discussed below.

Utilizing version 4.01 of CFSI’s CMRT, we engaged eighteen (18) potential 3TG metal suppliers to collect information regarding the presence and sourcing of 3TG metals in their products.

We procure components from the following major types of suppliers:

•	Manufacturer or Direct Supplier;
•	Contract manufacturer producing items to match specifications and standards set by us; or
•	Distributor or reseller of manufactured components for other manufacturers.

The Vendor followed up with all unresponsive suppliers through a defined process via both automated email and one-to-one email, including offering assistance and further information to suppliers about the requirements of the Act and Energy Recovery’s program. If, after these outreach efforts a supplier still did not respond to the survey, a Company supply chain manager was asked to directly contact the supplier for a response.

The Energy Recovery program includes automated data validation on all submitted CMRTs via the Vendor’s software. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is retained. Suppliers were contacted with regard to invalid forms and were encouraged to resubmit a valid form. As of the date of this filing, we still had one invalid supplier submission that was not yet corrected.

For suppliers who responded that the materials or goods they supplied to Energy Recovery did not contain 3TG metals, a Company supply chain manager and the Vendor verified the responses, and only after such verification were these suppliers removed from the survey process.

Of the suppliers who responded that 3TG metals are in materials, components, and finished goods supplied to Energy Recovery, many did not include the name of any verified smelter or refiner. Based on the responses received from the RCOI, which included thousands of alleged smelter or refiner names, a list was compiled of 302 verified, unique smelters or refiners, including information regarding associated countries of origin (the “unique smelter list”). Energy Recovery performed due diligence of the unique smelter list that were known or reasonably believed to have sourced from the DRC or that had unknown sourcing. In the event a supplier declared that 3TG metals present in their products were conflict free, we performed a file review to verify that the information represented included smelters and/or refiners found on the EICC CFSI conflict-free smelter list.

Results of our RCOI

As of the date of this filing, based on our supplier responses to our survey and our analysis of such responses as they apply to the calendar year ended December 31, 2015, there is an indication of DRC sourcing by some of our suppliers but we cannot ascertain if that DRC source was used in our products. Accordingly, we have continued to proceed with additional due diligence procedures for the purpose of determining the status of our products as it pertains to the source and chain of custody of any such conflict minerals.

Exercise Due Diligence on the Source and Chain of Custody of Our Conflict Minerals

We are required to exercise due diligence on the source and chain of custody of conflict minerals and to follow a nationally or internationally recognized due diligence framework. Our due diligence measures have been designed to conform, in all material respects, with the framework in the 2nd Edition of the OECD Due Diligence Guidance for Responsible Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), which is an nationally or internationally recognized due diligence framework, and the related supplements for gold, tin, tantalum, and tungsten. We have adopted and communicated our conflict mineral policy to our suppliers and customers, as well as implemented RCOI to our new and existing suppliers. In addition, there are programs in place to encourage our suppliers to source from certified conflict-free smelters.

Consistent with the OECD Guidance, the design of our due diligence has the following features:

1.0	Establish strong company management systems
2.0	Identify and assess risks in the supply chain
3.0	Design and implement a strategy to respond to identified risks
4.0	Carry out independent third-party audit of smelter/refiner’s due diligence practices
5.0	Report annually on supply chain due diligence

These features are discussed in more detail below.

Efforts to Determine the Mine or Location of Origin of the Conflict Minerals in our Products

Tracing materials back to their mine and source country of origin is a complex endeavor, but an important aspect of responsible sourcing. To help establish our supply chain sourcing programs, we have followed currently established industry guidelines, such as those specified by the CFSI program that will enable companies to source minerals from conflict-free sources.

After a review and analysis of all of our products and suppliers, with the assistance of the Vendor, 302 smelters or refiners were identified and verified. See Appendix A for the smelter list. Of the 302 verified smelters, 212 are certified conflict-free by the CFSI. Of the 212 certified conflict-free smelters, 23 are known to source from the DRC.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

We also anticipate the need to rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Brief description of due diligence measures taken

1.0     Strong Company Management Systems:

We established a management system for complying with the applicable rules. Our management system includes the development of a Conflict Minerals Committee and an Executive Management Oversight Committee. The Conflict Minerals Committee is composed of our Director of Supply Management and Director of SEC Reporting. Our Executive Management Oversight Committee is composed of our Chief Financial Officer, Corporate Controller, and Vice President of Operations. Our Conflict Minerals Committee, supported by a team of subject matter experts from relevant functions such as purchasing, engineering, finance, and legal, is responsible for implementing our conflict mineral compliance policy and strategy. The Executive Management Oversight Committee is briefed about the results of our due diligence efforts periodically. We provide training to all compliance team members and have developed training materials for our suppliers to enable them to comply with the conflict minerals compliance and reporting process and also with our policies.

2.0     Identification and Assessment of Risks in the Supply Chain:

We made reasonable efforts to identify suppliers that provide products that may potentially contain conflict minerals by conducting a supply chain survey through the CFSI CMRT. By way of the template, we requested suppliers to identify smelters and refiners and country of origin of the conflict minerals in products that they supply to us. We followed up with suppliers that did not respond to CMRT by requesting their responses again and again. We then compare any smelters or refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation from the CFSI Program. We also review the responses to identify red flags for further follow-up and to identify any key risks to our supply chain.

3.0     Strategic Response to Identified Risks:

We have implemented a risk mitigation response plan to monitor and track suppliers, smelters, and refiners identified as not meeting the requirements set forth in our Conflict Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements. We continuously make every reasonable effort to encourage suppliers who are sourcing from non-Conflict-Free Smelters to move towards using Conflict-Free smelters. If a supplier fails to remedy the risks identified by our compliance risk assessment, the Conflict Minerals Committee escalate the risk to the Executive Management Oversight Committee to determine whether to approve or reject the supplier based on the following factors: a cost and benefit analysis; potential risk factors; any existing competitive bids; and whether the supplier is the Company’s single source of supply. If the Executive Management Oversight Committee decides to continue the business relationship due to inherent limitations of the supply chain, we use reasonable efforts to follow up with the supplier for its corrective plan and encourage the supplier to work with CFSI-certified smelters. We also provide periodic compliance updates or reports to the Executive Management Oversight Committee with oversight of the Conflict Minerals Committee summarizing our risk mitigation efforts.

4.0     Independent Third Party Audit of Smelter/Refiner’s Due Diligence Practices:

We do not have a direct relationship with 3TG metal smelters and refiners, and therefore we are not able to perform direct audits of those entities that provide the 3TG metals to our supply chain. We do, however, rely upon industry efforts, including the CFSI, to influence smelters and refiners to become audited and certified through CFSI’s program. We rely upon the summary audit reports for the compliance status of smelters generated by the CFSI program to validate the responses received from our suppliers to our RCOI process and to address red flags identified in Step 2 above. We believe our efforts adequately address this requirement in the OECD Guidance.

5.0     Annual Report on Supply Chain Due Diligence:

In addition to this report, our Conflict Minerals Sourcing Policy is posted on our Company website at http://ir.energyrecovery.com/phoenix.zhtml?c=221013&p=irol-govhighlights.

Results of due diligence measures taken

Due to the level of complexity of our products and the respective supply chain, it will take additional time and resources for a number of our suppliers to verify, specifically for our products, the source mines and country of origin of all of the minerals used by their smelters. We are committed to continuing the use of our supply chain due diligence processes, leveraging the industry standard CFSI program, and the ongoing update of our supplier RCOI information as we continue to develop additional transparency into our supply chain. As of the date of this filing, however, based on the performance of our due diligence procedures noted above for the calendar year ended December 31, 2015, we are not able to accurately trace and identify the source mine, country of origin, and chain of custody of the 3TG metals, which are necessary to the functionality or production of our products, or determine whether such 3TG metals are sourced from conflict-free sources for all of our products.

Steps to Mitigate Risk

In an effort to minimize our risk of our products containing conflict minerals originating from the DRC, we have implemented the following steps:

1.

All new suppliers must complete an initial questionnaire and answer two questions:
a. Are you certified to be conflict mineral free? or Is certification in process?
b. Does the product you plan to provide to Energy Recovery contain any of the following: Tin, Tungsten, Tantalum or Gold?

2.

The initial questionnaire is followed by a more comprehensive assessment to validate that the supplier is conflict mineral free and/or has processes in place to become conflict mineral free or maintain the status.

3.	We maintain a database with the conflict mineral status of all vendors.
4.	We have identified inventory that may contain 3TG metals for evaluation related to conflict mineral reporting.

Conflict Minerals Report

The Conflict Minerals Report for the calendar year ended December 31, 2015, filed herewith as Exhibit 1.01, is available on our Company website at http://ir.energyrecovery.com/phoenix.zhtml?c=221013&p=irol-govhighlights.

Appendix A

Smelter List

	Smelter Name	Smelter Location	Metal	Conflict Free
1	A.L.M.T. TUNGSTEN Corp.	JAPAN	Tungsten	Yes
2	Advanced Chemical Company	UNITED STATES	Gold	Unknown
3	Aida Chemical Industries Co., Ltd.	JAPAN	Gold	Yes
4	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Gold	Unknown
5	Al Etihad Gold Refinery DMCC	UAE	Gold	Unknown
6	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Gold	Yes
7	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Gold	Unknown
8	Alpha	UNITED STATES	Tin	Yes
9	An Thai Minerals Company Limited	VIET NAM	Tin	Unknown
10	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Tin	Unknown
11	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Gold	Yes
12	Argor-Heraeus SA	SWITZERLAND	Gold	Yes
13	Asahi Pretec Corporation	JAPAN	Gold	Yes
14	Asahi Refining Canada Limited	CANADA	Gold	Yes
15	Asahi Refining USA Inc.	UNITED STATES	Gold	Yes
16	Asaka Riken Co., Ltd.	JAPAN	Gold	Yes
17	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Tungsten	Yes
18	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Gold	Yes
19	Aurubis AG	GERMANY	Gold	Yes
20	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Gold	Yes
21	Bauer Walser AG	GERMANY	Gold	Unknown
22	Boliden AB	SWEDEN	Gold	Yes
23	C. Hafner GmbH + Co. KG	GERMANY	Gold	Yes
24	Caridad	MEXICO	Gold	Unknown
25	CCR Refinery - Glencore Canada Corporation	CANADA	Gold	Yes
26	Cendres + Métaux SA	SWITZERLAND	Gold	Unknown
27	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Tantalum	Yes
28	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Tungsten	Yes
29	Chenzhou Yun Xiang mining limited liability company	CHINA	Tin	Unknown
30	Chimet S.p.A.	ITALY	Gold	Yes
31	China Tin Group Co., Ltd.	CHINA	Tin	Unknown
32	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Tungsten	Yes
33	Chugai Mining	JAPAN	Gold	Unknown
34	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Tin	Unknown
35	Conghua Tantalum and Niobium Smeltry	CHINA	Tantalum	Yes
36	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Tin	Yes
37	CV Ayi Jaya	INDONESIA	Tin	Yes
38	CV Gita Pesona	INDONESIA	Tin	Yes
39	CV Serumpun Sebalai	INDONESIA	Tin	Yes
40	CV United Smelting	INDONESIA	Tin	Yes

41	CV Venus Inti Perkasa	INDONESIA	Tin	Yes
42	D Block Metals, LLC	UNITED STATES	Tantalum	Yes
43	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Gold	Unknown
44	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Gold	Unknown
45	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Tungsten	Unknown
46	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Tungsten	Unknown
47	Do Sung Corporation	KOREA, REPUBLIC OF	Gold	Unknown
48	DODUCO GmbH	GERMANY	Gold	Yes
49	Dowa	JAPAN	Gold	Yes
50	Dowa	JAPAN	Tin	Yes
51	Duoluoshan	CHINA	Tantalum	Yes
52	Eco-System Recycling Co., Ltd.	JAPAN	Gold	Yes
53	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Tin	Unknown
54	Elemetal Refining, LLC	UNITED STATES	Gold	Yes
55	Elmet S.L.U. (Metallo Group)	SPAIN	Tin	Yes
56	EM Vinto	BOLIVIA	Tin	Yes
57	Emirates Gold DMCC	UAE	Gold	Unknown
58	Estanho de Rondônia S.A.	BRAZIL	Tin	Unknown
59	Exotech Inc.	UNITED STATES	Tantalum	Yes
60	F&X Electro-Materials Ltd.	CHINA	Tantalum	Yes
61	Faggi Enrico S.p.A.	ITALY	Gold	Unknown
62	Feinhütte Halsbrücke GmbH	GERMANY	Tin	Unknown
63	Fenix Metals	POLAND	Tin	Yes
64	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Gold	Unknown
65	FIR Metals & Resource Ltd.	CHINA	Tantalum	Yes
66	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Tungsten	Yes
67	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Gold	Unknown
68	Ganxian Shirui New Material Co., Ltd.	CHINA	Tungsten	Unknown
69	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Tungsten	Yes
70	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Tungsten	Yes
71	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Tungsten	Unknown
72	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Tungsten	Yes
73	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Tungsten	Yes
74	Geib Refining Corporation	UNITED STATES	Gold	Unknown
75	Gejiu Kai Meng Industry and Trade LLC	CHINA	Tin	Unknown
76	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Tin	Yes
77	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Tin	Unknown
78	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Tin	Unknown
79	Global Advanced Metals Aizu	JAPAN	Tantalum	Yes
80	Global Advanced Metals Boyertown	UNITED STATES	Tantalum	Yes
81	Global Tungsten & Powders Corp.	UNITED STATES	Tungsten	Yes
82	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Gold	Unknown
83	Guangdong Jinding Gold Limited	CHINA	Gold	Unknown
84	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Tungsten	Yes

85	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Tantalum	Yes
86	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Tantalum	Yes
87	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Gold	Unknown
88	H.C. Starck Co., Ltd.	THAILAND	Tantalum	Yes
89	H.C. Starck GmbH	GERMANY	Tungsten	Yes
90	H.C. Starck GmbH Goslar	GERMANY	Tantalum	Yes
91	H.C. Starck GmbH Laufenburg	GERMANY	Tantalum	Yes
92	H.C. Starck Hermsdorf GmbH	GERMANY	Tantalum	Yes
93	H.C. Starck Inc.	UNITED STATES	Tantalum	Yes
94	H.C. Starck Ltd.	JAPAN	Tantalum	Yes
95	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Tungsten	Yes
96	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Tantalum	Yes
97	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Gold	Unknown
98	Heimerle + Meule GmbH	GERMANY	Gold	Yes
99	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Tantalum	Yes
100	Heraeus Ltd. Hong Kong	CHINA	Gold	Yes
101	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Gold	Yes
102	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Tantalum	Yes
103	Huichang Jinshunda Tin Co., Ltd.	CHINA	Tin	Unknown
104	Hunan Chenzhou Mining Co., Ltd.	CHINA	Gold	Unknown
105	Hunan Chenzhou Mining Co., Ltd.	CHINA	Tungsten	Yes
106	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Tungsten	Unknown
107	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Tungsten	Unknown
108	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Tungsten	Yes
109	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Gold	Unknown
110	Hydrometallurg, JSC	RUSSIAN FEDERATION	Tungsten	Yes
111	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Gold	Unknown
112	Ishifuku Metal Industry Co., Ltd.	JAPAN	Gold	Yes
113	Istanbul Gold Refinery	TURKEY	Gold	Yes
114	Japan Mint	JAPAN	Gold	Yes
115	Japan New Metals Co., Ltd.	JAPAN	Tungsten	Yes
116	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Tungsten	Unknown
117	Jiangxi Copper Company Limited	CHINA	Gold	Yes
118	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Tantalum	Yes
119	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Tungsten	Yes
120	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Tin	Yes
121	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Tungsten	Unknown
122	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Tungsten	Unknown
123	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Tungsten	Unknown
124	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Tungsten	Yes
125	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Tungsten	Unknown
126	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Tantalum	Yes
127	Jiujiang Tanbre Co., Ltd.	CHINA	Tantalum	Yes
128	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Tantalum	Yes

129	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Gold	Yes
130	JSC Uralelectromed	RUSSIAN FEDERATION	Gold	Yes
131	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Gold	Yes
132	Kaloti Precious Metals	UAE	Gold	Unknown
133	Kazakhmys Smelting LLC	KAZAKHSTAN	Gold	Unknown
134	Kazzinc	KAZAKHSTAN	Gold	Yes
135	KEMET Blue Metals	MEXICO	Tantalum	Yes
136	KEMET Blue Powder	UNITED STATES	Tantalum	Yes
137	Kennametal Fallon	UNITED STATES	Tungsten	Unknown
138	Kennametal Huntsville	UNITED STATES	Tungsten	Yes
139	Kennecott Utah Copper LLC	UNITED STATES	Gold	Yes
140	KGHM Polska Miedź Spó³ka Akcyjna	POLAND	Gold	Unknown
141	King-Tan Tantalum Industry Ltd.	CHINA	Tantalum	Yes
142	Kojima Chemicals Co., Ltd.	JAPAN	Gold	Yes
143	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Gold	Unknown
144	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Gold	Unknown
145	Kyrgyzaltyn JSC	KYRGYZSTAN	Gold	Unknown
146	L' azurde Company For Jewelry	SAUDI ARABIA	Gold	Yes
147	Lingbao Gold Company Limited	CHINA	Gold	Unknown
148	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Gold	Unknown
149	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Tin	Unknown
150	LSM Brasil S.A.	BRAZIL	Tantalum	Yes
151	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Gold	Yes
152	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Gold	Unknown
153	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Tin	Yes
154	Malaysia Smelting Corporation (MSC)	MALAYSIA	Tin	Yes
155	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Tungsten	Yes
156	Materion	UNITED STATES	Gold	Yes
157	Matsuda Sangyo Co., Ltd.	JAPAN	Gold	Yes
158	Melt Metais e Ligas S/A	BRAZIL	Tin	Yes
159	Metahub Industries Sdn. Bhd.	MALAYSIA	Tin	Unknown
160	Metallic Resources, Inc.	UNITED STATES	Tin	Yes
161	Metallo-Chimique N.V.	BELGIUM	Tin	Yes
162	Metallurgical Products India Pvt., Ltd.	INDIA	Tantalum	Yes
163	Metalor Technologies (Hong Kong) Ltd.	CHINA	Gold	Yes
164	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Gold	Yes
165	Metalor Technologies (Suzhou) Ltd.	CHINA	Gold	Unknown
166	Metalor Technologies SA	SWITZERLAND	Gold	Yes
167	Metalor USA Refining Corporation	UNITED STATES	Gold	Yes
168	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Gold	Yes
169	Mineração Taboca S.A.	BRAZIL	Tantalum	Yes
170	Mineração Taboca S.A.	BRAZIL	Tin	Yes
171	Minsur	PERU	Tin	Yes
172	Mitsubishi Materials Corporation	JAPAN	Gold	Yes

173	Mitsubishi Materials Corporation	JAPAN	Tin	Yes
174	Mitsui Mining & Smelting	JAPAN	Tantalum	Yes
175	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Gold	Yes
176	MMTC-PAMP India Pvt., Ltd.	INDIA	Gold	Yes
177	Molycorp Silmet A.S.	ESTONIA	Tantalum	Yes
178	Morris and Watson	NEW ZEALAND	Gold	Unknown
179	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Gold	Yes
180	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Gold	Yes
181	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Tin	Unknown
182	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Gold	Unknown
183	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Tin	Unknown
184	Niagara Refining LLC	UNITED STATES	Tungsten	Yes
185	Nihon Material Co., Ltd.	JAPAN	Gold	Yes
186	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Tantalum	Yes
187	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Tungsten	Yes
188	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Tin	Yes
189	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Tin	Yes
190	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Gold	Yes
191	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Gold	Yes
192	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Gold	Yes
193	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Gold	Unknown
194	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Gold	Yes
195	Operaciones Metalurgical S.A.	BOLIVIA	Tin	Yes
196	PAMP SA	SWITZERLAND	Gold	Yes
197	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Gold	Unknown
198	Phoenix Metal Ltd.	RWANDA	Tin	Unknown
199	Plansee SE Liezen	AUSTRIA	Tantalum	Yes
200	Plansee SE Reutte	AUSTRIA	Tantalum	Yes
201	Pobedit, JSC	RUSSIAN FEDERATION	Tungsten	Unknown
202	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Gold	Yes
203	PT Alam Lestari Kencana	INDONESIA	Tin	Unknown
204	PT Aneka Tambang (Persero) Tbk	INDONESIA	Gold	Yes
205	PT Aries Kencana Sejahtera	INDONESIA	Tin	Yes
206	PT Artha Cipta Langgeng	INDONESIA	Tin	Yes
207	PT ATD Makmur Mandiri Jaya	INDONESIA	Tin	Yes
208	PT Babel Inti Perkasa	INDONESIA	Tin	Yes
209	PT Bangka Kudai Tin	INDONESIA	Tin	Unknown
210	PT Bangka Prima Tin	INDONESIA	Tin	Yes
211	PT Bangka Timah Utama Sejahtera	INDONESIA	Tin	Unknown
212	PT Bangka Tin Industry	INDONESIA	Tin	Yes
213	PT Belitung Industri Sejahtera	INDONESIA	Tin	Yes

214	PT BilliTin Makmur Lestari	INDONESIA	Tin	Yes
215	PT Bukit Timah	INDONESIA	Tin	Yes
216	PT Cipta Persada Mulia	INDONESIA	Tin	Yes
217	PT DS Jaya Abadi	INDONESIA	Tin	Yes
218	PT Eunindo Usaha Mandiri	INDONESIA	Tin	Yes
219	PT Fang Di MulTindo	INDONESIA	Tin	Unknown
220	PT Inti Stania Prima	INDONESIA	Tin	Yes
221	PT Justindo	INDONESIA	Tin	Yes
222	PT Karimun Mining	INDONESIA	Tin	Unknown
223	PT Mitra Stania Prima	INDONESIA	Tin	Yes
224	PT Panca Mega Persada	INDONESIA	Tin	Yes
225	PT Pelat Timah Nusantara Tbk	INDONESIA	Tin	Unknown
226	PT Prima Timah Utama	INDONESIA	Tin	Yes
227	PT Refined Bangka Tin	INDONESIA	Tin	Yes
228	PT Sariwiguna Binasentosa	INDONESIA	Tin	Yes
229	PT Seirama Tin Investment	INDONESIA	Tin	Unknown
230	PT Stanindo Inti Perkasa	INDONESIA	Tin	Yes
231	PT Sukses Inti Makmur	INDONESIA	Tin	Yes
232	PT Sumber Jaya Indah	INDONESIA	Tin	Yes
233	PT Timah (Persero) Tbk Kundur	INDONESIA	Tin	Yes
234	PT Timah (Persero) Tbk Mentok	INDONESIA	Tin	Yes
235	PT Tinindo Inter Nusa	INDONESIA	Tin	Yes
236	PT Tirus Putra Mandiri	INDONESIA	Tin	Unknown
237	PT Tommy Utama	INDONESIA	Tin	Yes
238	PT Wahana Perkit Jaya	INDONESIA	Tin	Yes
239	PX Précinox SA	SWITZERLAND	Gold	Yes
240	QuantumClean	UNITED STATES	Tantalum	Yes
241	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Gold	Yes
242	Republic Metals Corporation	UNITED STATES	Gold	Yes
243	Resind Indústria e Comércio Ltda.	BRAZIL	Tantalum	Yes
244	Resind Indústria e Comércio Ltda.	BRAZIL	Tin	Yes
245	RFH Tantalum Smeltry Co., Ltd.	CHINA	Tantalum	Yes
246	Royal Canadian Mint	CANADA	Gold	Yes
247	Rui Da Hung	TAIWAN	Tin	Yes
248	Sabin Metal Corp.	UNITED STATES	Gold	Unknown
249	Samduck Precious Metals	KOREA, REPUBLIC OF	Gold	Unknown
250	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Gold	Unknown
251	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Tungsten	Unknown
252	SAXONIA Edelmetalle GmbH	GERMANY	Gold	Unknown
253	Schone Edelmetaal B.V.	NETHERLANDS	Gold	Yes
254	SEMPSA Joyería Platería SA	SPAIN	Gold	Yes
255	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Gold	Unknown
256	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Gold	Yes
257	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Gold	Yes
258	Singway Technology Co., Ltd.	TAIWAN	Gold	Yes
259	So Accurate Group, Inc.	UNITED STATES	Gold	Unknown

260	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Gold	Unknown
261	Soft Metais Ltda.	BRAZIL	Tin	Yes
262	Solar Applied Materials Technology Corp.	TAIWAN	Gold	Yes
263	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Tantalum	Yes
264	Sudan Gold Refinery	SUDAN	Gold	Unknown
265	Sumitomo Metal Mining Co., Ltd.	JAPAN	Gold	Yes
266	T.C.A S.p.A	ITALY	Gold	Yes
267	Taki Chemicals	JAPAN	Tantalum	Yes
268	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Gold	Yes
269	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Tungsten	Yes
270	Telex Metals	UNITED STATES	Tantalum	Yes
271	Thaisarco	THAILAND	Tin	Yes
272	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Gold	Yes
273	Tokuriki Honten Co., Ltd.	JAPAN	Gold	Yes
274	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Gold	Unknown
275	Torecom	KOREA, REPUBLIC OF	Gold	Unknown
276	Tranzact, Inc.	UNITED STATES	Tantalum	Yes
277	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Tin	Unknown
278	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Tantalum	Yes
279	Umicore Brasil Ltda.	BRAZIL	Gold	Yes
280	Umicore Precious Metals Thailand	THAILAND	Gold	Yes
281	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Gold	Yes
282	United Precious Metal Refining, Inc.	UNITED STATES	Gold	Yes
283	Valcambi SA	SWITZERLAND	Gold	Yes
284	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Tungsten	Yes
285	VQB Mineral and Trading Group JSC	VIET NAM	Tin	Yes
286	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Gold	Yes
287	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Tin	Yes
288	WIELAND Edelmetalle GmbH	GERMANY	Gold	Unknown
289	Wolfram Bergbau und Hütten AG	AUSTRIA	Tungsten	Yes
290	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Tungsten	Yes
291	Xiamen Tungsten Co., Ltd.	CHINA	Tungsten	Yes
292	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Tungsten	Yes
293	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Tantalum	Yes
294	Yamamoto Precious Metal Co., Ltd.	JAPAN	Gold	Yes
295	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Tantalum	Yes
296	Yokohama Metal Co., Ltd.	JAPAN	Gold	Yes
297	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Tin	Unknown
298	Yunnan Copper Industry Co., Ltd.	CHINA	Gold	Unknown
299	Yunnan Tin Group (Holding) Company Limited	CHINA	Tin	Yes
300	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Gold	Yes
301	Zhuzhou Cemented Carbide	CHINA	Tantalum	Yes
302	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Gold	Yes